UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(513) 723-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 2.02. Results of Operations and Financial Conditions

On October 20, 2004 Convergys Corporation reported its results for the third quarter ended September 30, 2004. The earnings release for the third quarter ended September 30, 2004 is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 2.02 of Form 8-K.

The earnings release contains non-GAAP financial measures, including pro forma operating income, pro forma net income, pro forma diluted earnings per share and free cash flow, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys Corporation management uses this information when evaluating the company’s results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company’s current results of operations and cash flows with past and future periods.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

99.1 — Earnings Release of Convergys Corporation dated October 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

	By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President General Counsel and Secretary
Date: October 20, 2004

EXHIBIT INDEX

Exhibit No.
99.1	Earnings Release of Convergys Corporation dated October 20, 2004